UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

SOUND POINT MERIDIAN CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	811-23881	99-3083840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 34th Floor, New York, New York	10152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPMC	New York Stock Exchange
8.00% Series A Preferred Stock due 2029	SPMA	New York Stock Exchange
7.875% Series B Preferred Stock due 2030	SPME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2025, Sound Point Meridian Capital, Inc. (the “Company”) entered into an equity distribution agreement, dated as of October 6, 2025 (the “Equity Distribution Agreement”), by and among the Company, Sound Point Management Company, LLC, the Company’s investment adviser (the “Adviser”), Sound Point Administration LLC, the Company’s administrator (the “Administrator”), AG Asset Strategies LLC (the “Selling Stockholder”), and each of Oppenheimer & Co. Inc., Lucid Capital Markets, LLC, and B. Riley Securities, Inc. (collectively, the “Placement Agents”), as placement agents and/or principals thereunder. Under the Equity Distribution Agreement, the Company may, but has no obligation to, issue and sell, from time to time, up to $100,000,000 in aggregate offering price of shares (the “Company Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), through the Placement Agents, or to them as principal for their own accounts. Under the Equity Distribution Agreement, the Selling Stockholder may, but has no obligation to, sell, from time to time, up to 5,297,083 shares of Common Stock (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) through the Placement Agents, or to them as principal for their own accounts. The Company intends to use substantially all of the net proceeds from this “at-the-market” offering to acquire investments in accordance with its investment objective and investment strategy, to make distributions to its stockholders, and for general corporate purposes. In addition, the Company may also use all or a portion of the net proceeds to repay any preferred stock or outstanding indebtedness at the time of the offering, including any borrowings under the Company’s credit agreement with the lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as administrative agent, entered into on July 8, 2024, as amended on August 6, 2025.

Sales of the Shares, if any, will be made under the prospectus supplement, dated October 6, 2025 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated August 20, 2025 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) by any method permitted by law and deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the New York Stock Exchange, or similar securities exchanges, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices.

Under the terms of the Equity Distribution Agreement, the Placement Agents will receive commissions from the Company of up to 1.5% of the gross sales price of any Company Shares sold through such Placement Agents under the Equity Distribution Agreement, and the Placement Agents will receive commissions from the Selling Stockholder of 1.5% of the gross sales price of any Selling Stockholder Shares sold through such Placement Agents under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company and Selling Stockholder, indemnification rights and obligations of the parties, and termination provisions.

The Shares, if any, will be offered, issued and sold pursuant to the Company’s shelf registration statement on Form N-2 (File Nos. 333-288330 and 811-23881) initially filed by the Company on June 26, 2025, and declared effective by the Securities and Exchange Commission on August 20, 2025, the prospectus, dated August 20, 2025, contained therein, and the Prospectus Supplement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Dechert LLP.
10.1	Equity Distribution Agreement, dated October 6, 2025, by and among Sound Point Meridian Capital, Inc., Sound Point Meridian Management Company, LLC, Sound Point Administration LLC, AG Asset Strategies LLC, and each of Oppenheimer & Co. Inc., Lucid Capital Markets, LLC, and B. Riley Securities, Inc.
23.1	Consent of Dechert LLP (contained in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sound Point Meridian Capital, Inc.

Date: October 6, 2025	By:	/s/ Ujjaval Desai
	Name:	Ujjaval Desai
	Title:	Chief Executive Officer

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